Sentinel Group Funds, Inc.

                                Power of Attorney
                                  June 6, 2007

The undersigned hereby appoints Kerry A. Jung, Thomas H. MacLeay and Christian
W. Thwaites, or any of them, his/her attorney-in-fact to execute in his/her name and on his/her behalf, all registration statements on Form N-1A or N-14 or amendments thereto, to be filed with the Securities & Exchange Commission by Sentinel Group Funds, Inc. under the Securities Act of 1933.




/s/ John D. Feerick        /s/ Thomas H. Macleay     /s/ Keniston P. Merrill
___________________        _____________________     _______________________

John D. Feerick            Thomas H. Macleay       Keniston P. Merrill



/s/ Deborah G. Miller      /s/ John Raisian          /s/ Nancy L. Rose
_____________________      ________________          _________________

Deborah G. Miller          John Raisian              Nancy L. Rose



/s/ Richard H. Showalter   /s/ Susan M. Sterne       /s/ Christian W. Thwaites
________________________                             _________________________

Richard H. Showalter       Susan M. Sterne           Christian W. Thwaites



/s/ Angela E. Vallot
____________________

Angela E. Vallot